UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 21, 2011

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

 (Exact name of registrant as specified in its charter)

COLORADO	0-31761	84-1536519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 N. CANAL STREET, UNIT A&B, SOUTH SAN FRANCISCO, CA 94080
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 21, 2011, Worldwide Energy & Manufacturing USA, Inc. (the “Company”) entered into a Forbearance Agreement (the “Agreement”) with Bank of the West (“Bank”) relating to that certain Business Loan Agreement dated as of May 20, 2008, as amended, (the “Loan Agreement”).  Pursuant to the terms of the Loan Agreement, the Company issued to Bank a promissory note in the original principal amount of $2,000,000 on May 20, 2008 with an amended maturity date of November 30, 2011 (“Note No. 1”) and a promissory note in the original principal amount of $500,000 on May 20, 2008 having a maturity date of June 1, 2012 (“Note No. 2”, and collectively with Note No. 1, the Loan Agreement and all related ancillary documents, the “Loan Documents”), issued to Bank by the Company pursuant to the Loan Agreement.  As of October 1, 2011, Note No. 1 had an unpaid principal balance of $1,250,000 plus accrued and unpaid interest owing of $4,687.50.  As of October 1, 2011, Note No. 2 had an unpaid principal balance of $111,111.08 and accrued but unpaid interest owing of $338.54.

As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 22, 2011, Bank notified the Company that all obligations under the Loan Documents, were accelerated as a result of the occurrence of an event of default due to: (i) the Company’s failure to furnish  Bank with its annual financial statements for the fiscal year ended December 31, 2010 by April 30, 2011; (ii) the Company’s failure to furnish Bank with its quarterly financial statements for its fiscal quarter ended March 31, 2011; (iii) the change in the Company’s management, as previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2011, constitutes an “Adverse Change” under the Loan Documents; and (iv) due to the aforementioned change in management, the Bank believes itself insecure under the Loan Agreement.  Additionally, the Bank contends that an Event of Default has occurred in connection with certain transactions disclosed in the Company’s Form 8-K Report dated July 30, 2011 (“July 30 8-K”).

Pursuant to the terms of the Agreement, Bank has agreed to forbear from proceeding to exercise any and all of its rights and remedies in law or equity under the Loan Documents, from July 14, 2011 through and including May 1, 2012 (the “Forbearance Period”) in consideration for certain covenants and agreements of the Company, as further described herein.  Under the terms of the Agreement: (i) beginning on the Effective Date (as defined below), the unpaid principal balance of Note No. 1 shall accrue interest at a rate of 4.5%; (ii) the Company shall make monthly payments of principal and interest to Bank pursuant to Note No. 1 pursuant to a Loan Amortization Schedule, beginning on October 1, 2011 and continuing monthly through May 1, 2012; (iii) interest shall continue to accrue on the balance owing under Note No. 2 at a rate equal to the Index; (iv) the Company shall continue to make equal monthly payments of principal and interest required pursuant to Note No. 2 beginning on October 1, 2011 and continuing monthly through May 1, 2012; and (v) the Company shall pay to Bank upon the earlier of (x) the occurrence of a Forbearance Event of Default (as defined in the Agreement) and (y) May 1, 2012, all outstanding indebtedness, interest, and Bank Expenses due and owing to Bank pursuant to the Loan Documents.

Upon the “Effective Date,” the Bank’s obligation to forbear takes effect (extending back to July 14, 2011).  The Effective Date is defined as the date on which all conditions precedent set forth in the Agreement are satisfied but in no event, after November 23, 2011, to wit: (i) the Company shall have executed the Agreement; (ii) the Company shall have paid to Bank the October 1, 2011 and November 1, 2011 payments of Note No. 1; (iii) the Company shall have paid to Bank $150,000 to be applied to the outstanding principal balance owed by the Company pursuant to Note No. 1; (iv) the Company shall have paid to Bank $8,500 in attorney’s fees and cost incurred and a forbearance fee of $5,000 and (v) the Company shall have delivered, or caused to be delivered, to Bank, such additional assignments, agreements, instruments, financing statements, documents and consents as Bank may reasonably request.  The Company satisfied the foregoing conditions precedent and the Effective Date is deemed to be November 23, 2011.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibit                                Description

10.1	Forbearance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date: December 2, 2011	By:	/s/ Jeff Watson
Jeff Watson
President and Chief Executive Officer

3